Exhibit 10.2
AMENDMENT NO. 1
TO THE
GULFMARK OFFSHORE, INC.
2010 OMNIBUS EQUITY INCENTIVE PLAN
     The Board of Directors of GulfMark Offshore, Inc., a Delaware corporation (the “Company”), hereby adopts the following Amendment No. 1 to the GulfMark Offshore, Inc. 2010 Omnibus Equity Incentive Plan (this “Amendment”), effective June 8, 2010.
     WHEREAS, effective April 23, 2010, the Board of Directors of the Company adopted the GulfMark Offshore, Inc. 2010 Omnibus Equity Incentive Plan (the “Plan”), subject to approval of the stockholders of the Company; and
     WHEREAS, the stockholders of the Company approved the Plan at the Annual Meeting of Stockholders of the Company held on June 8, 2010; and
     WHEREAS, the Board of Directors of the Company has the power to amend the Plan pursuant to Section 14.2 thereof; and
     WHEREAS, the Board of Directors of the Company desires to amend the Plan to clarify that buy-outs of options permitted under the Plan cannot be used to reprice any options issued under the Plan;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Amendment. Section 5.7 of the Plan is hereby deleted it in its entirety and replaced with the following:
“5.7 Buyout Provisions. The Committee may at any time (a) offer to buy-out for a payment in cash or cash equivalents or other Awards an Option previously granted or (b) authorize an Optionee to elect to cash-out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that, without approval of the Company’s stockholders, no Option having an Exercise Price that exceeds the Fair Market Value of Common Shares on the date of a buy-out or cash-out shall be eligible to be bought out or cashed out.”
     2. Defined Terms. Unless otherwise stated herein, each capitalized term used in this Amendment shall have the same meaning as provided for such capitalized term in the Plan. From and after the date hereof, all references in the Plan, as amended by this Amendment, to the “Plan” shall mean the Plan, as amended by this Amendment.

     3. Ratification. As expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with its terms and is hereby confirmed and ratified in all respects.
Adopted by the Board of Directors on
June 8, 2010

     The undersigned, as the Secretary of GulfMark Offshore, Inc., hereby certifies that the foregoing is a true and correct copy of Amendment No. 1 to the GulfMark Offshore, Inc. 2010 Omnibus Equity Incentive Plan adopted by the Board of Directors of GulfMark Offshore, Inc. on June 8, 2010.

/s/ Quintin V. Kneen
Quintin V. Kneen, Secretary